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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 21, 2001

                         GENERAC PORTABLE PRODUCTS, INC.
                         GENERAC PORTABLE PRODUCTS, LLC
                                   GPPW, INC.
                         -------------------------------
               (Exact name of registrants specified in its charter)

         Delaware                        33-73247                13-4006887
         Delaware                                                39-1932782
         Wisconsin                                               13-4012695
         ---------                        -------                ----------
(State or other Jurisdiction      (Commission File Number)    (I.R.S. Employer
     of Incorporation or                                     Identification No.)
       Organization)

                                  1 Generac Way
                           Jefferson, Wisconsin 53549
                    (Address of principal executive offices)
                         Registrants' telephone number:
                                 (920) 674-3750


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Item 5. Other Events.

     On March 21, 2001, Generac Portable Products, Inc. ("Generac") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Briggs & Stratton Corporation ("Briggs"), GPP Merger Corporation, a wholly owned direct subsidiary of Briggs, and The Beacon Group III - Focus Value Fund, L.P., the majority shareholder of Generac ("Beacon"), providing for the merger of GPP Merger Corporation into Generac, with Generac as the surviving corporation.

     The closing of the Merger is expected to occur on the later of (a) April 30, 2001 or (b) the second business day after satisfaction of the conditions of the Merger. Conditions to the Merger include, among other things, the continued accuracy of representations and warranties, no material adverse change in the credit markets or overall financing environment, receipt of waivers under certain Briggs financing documents, certain regulatory approvals and approval of the Merger by the requisite vote or consent of the shareholders of Generac.

     Pursuant to the terms of the Merger Agreement, the existing shareholders of Generac and the holders of warrants to purchase Generac stock (collectively, the "Shareholders") will receive (a) $55 million, adjusted downward for purchase price adjustments related to the failure, if any, to meet certain targets for shareholders equity and working capital minus the transaction costs of Generac and the Shareholders (the "Base Price"), plus (b) an amount (the "Earnout") equal to (A) 40% of the amount by which Generac's consolidated earnings before interest, taxes, depreciation and amortization, excluding unusual gains and losses, for the 12-month period ending June 30, 2002, multiplied by 6, exceeds the sum of the Base Price plus the transaction costs of Generac and the Shareholders plus the aggregate amount of indebtedness of Generac on a consolidated basis as of the closing of the Merger, minus (B) the amount, if any, payable to holders of options for Generac stock, which options will be cancelled in connection with the Merger. In no event, however, will the sum of the Base Price plus the transaction costs of Generac and the Shareholders plus the aggregate amount of indebtedness of Generac on a consolidated basis as of the closing of the Merger plus the Earnout plus the option payments exceed $350 million.

     It is expected that the Merger will constitute a "change of control" under the Indenture dated as of July 1, 1998 (the "Indenture") between Generac Portable Products, LLC ("LLC") and GPPW Inc. ("GPPW" and together with LLC, the "Offerors") and Marine Midland Bank with respect to the 11-1/4 Senior Subordinated Notes due 2006 (the "Notes") of the Offerors. The Offerors are wholly owned subsidiaries of Generac. As a consequence of the "change of control", the Offerors will be obligated within 30 days after the Merger is consummated to make an offer to purchase all or a portion of the Notes at a purchase price equal to 101% of the principal amount of the Notes plus accrued and unpaid interest to the date of payment.

     In addition, it is expected that consummation of the Merger will constitute an event of default under LLC's existing credit facility under the Credit Agreement dated as of July 9, 1998 among LLC, GPPW, Bankers Trust Company, as administrative agent, and the various banks and financial institutions parties thereto (as amended, the "Credit Agreement"). If LLC is unable to obtain a waiver of such event of default, LLC's lenders under the Credit Agreement may cause the loans thereunder to become immediately due and payable. In addition, it is also expected that consummation of the Merger will constitute an event of default under LLC's zero coupon notes due July 1, 2006 under the Unit Purchase Agreement, dated as of November 20, 2000, among Generac, LLC and Beacon. If LLC is unable to obtain a waiver of such event of default, Beacon may cause such zero coupon notes to become immediately due and payable. In the event LLC defaults on the Credit Agreement or the zero coupon notes and the lenders or


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Beacon, as the case may be, cause the loans or zero coupon notes to become immediately due and payable, there can be no assurance that LLC will be able to make its respective payments thereunder or that LLC will be able to pay the Notes upon the occurrence of an event of default following the acceleration of amounts owing under the Credit Agreement or the zero coupon notes.

     LLC expects that an event of default will occur under the Credit Agreement on March 31, 2001 arising from a failure by Generac to comply with one or more financial covenants set forth in the Credit Agreement. LLC intends to seek a waiver of such event of default from the lenders party to the Credit Agreement. If such event of default occurs and LLC is unable to obtain a waiver of such event of default, the lenders under the Credit Agreement may cause the loans thereunder to become immediately due and payable, which would constitute an event of default under the zero coupon notes and the Notes. There can be no assurance that LLC would be able to make payments under the Credit Agreement, the zero coupon notes and the Notes in such circumstances.

     A copy of the Merger Agreement is included herein as Exhibit 2.1.

     The Merger Agreement is incorporated by reference into this Item 5, and the foregoing description of such documents and the transactions contemplated therein are qualified in their entirety by reference to such exhibits.

     Item 7. Financial Statements and Exhibits.

     (c)  Exhibits:

          2.1 Agreement and Plan of Merger, dated as of March 21, 2001, by and among Briggs & Stratton Corporation, GPP Merger Corporation, Generac Portable Products, Inc. and The Beacon Group III-Focus Value Fund, L.P.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                GENERAC PORTABLE PRODUCTS, INC.

                                By:         /s/ Gary J. Lato
                                       ___________________________________
                                       Gary J. Lato
                                       Vice President


                                GENERAC PORTABLE PRODUCTS, LLC

                                By:         /s/ Gary J. Lato
                                       ___________________________________
                                       Gary J. Lato
                                       Chief Financial Officer




                                GPPW, Inc.

                                By:         /s/ Faith Rosenfeld
                                       ___________________________________
                                       Faith Rosenfeld
                                       President


Date: March 23, 2001
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                                INDEX TO EXHIBITS

Exhibit
Number        Exhibit
------        -------
2.1           Agreement and Plan of Merger, dated as of March 21, 2001, by and among Briggs & Stratton Corporation, GPP Merger Corporation,
              Generac Portable Products, Inc. and The Beacon Group III-Focus
              Value Fund, L.P.